Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-1 of Osprey Solana Trust, of our report dated October 22, 2025, with respect to our audits of the financial statements of Osprey Solana Trust as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Cherry Bekaert LLP

Fort Lauderdale, Florida

October 22, 2025